UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 29, 2015 (January 28, 2015)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-21719 (Commission File Number)	35-1929476 (IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 28, 2015, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Reports 2014 Fourth Quarter and Full-Year Results” (the “Release”).  A copy of the Release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in any such filing.

Item 2.06.  Material Impairments

As a result of the fact that the operating performance of the company’s Minnesota Operations reached a steady state in the fourth quarter 2014, indicating a consistency in the operation’s production capability, processes and cost structure, including the ability to utilize certain lower-cost raw materials, the company, as indicated in its December 17, 2014 guidance, undertook an assessment of the recoverability of the carrying value of its Minnesota Operation’s fixed assets.  Given the company’s current outlook regarding future costs and product pricing, the company concluded that the carrying value of these fixed assets was no longer fully recoverable, when compared to their estimated remaining future undiscounted cash flows.

Accordingly, as noted in the foregoing press release, Steel Dynamics announced that it recorded a fourth quarter pre-tax, non-cash fixed asset impairment charge of $260 million, related to its Minnesota Operations, which, after giving effect to the company’s joint venture ownership percentage, resulted in an impact of $213 million on its consolidated results, with an after-tax impact of $133 million.

The company does not expect that any portion of the impairment charge will result in future cash expenditures, or that it will otherwise impact the company’s liquidity, cash flows, or compliance with its debt covenants.

Item 7.01.  Regulation FD Disclosure

On January 28, 2015, Steel Dynamics, Inc. issued a press release announcing, among other things, that it recorded an impairment charge both described therein and in Item 2.06 of this report.  A copy of that press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release dated January 28, 2015, titled “Steel Dynamics Reports 2014 Fourth Quarter and Full-Year Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: January 29, 2015	By:	Theresa E. Wagler
	Title:	Chief Financial Officer